UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015 (June 30, 2015)

JAMMIN JAVA CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52161 (Commission File Number)	264204714 (IRS Employer Identification No.)

4730 Tejon St., Denver, Colorado 80211
(Address of principal executive offices and Zip Code)

323-556-0746
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures set forth in Item 5.02 below regarding the amendments to the employment agreements are incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 9, 2015, with an effective date of July 1, 2015, Jammin Java Corp. (“we”, “us” and the “Company”), entered into an Asset Purchase Agreement with Black Rock Beverages, LLC ("BRB"), pursuant to which we sold our Black Rock Beverage division and related assets to BRB (the “Sale Agreement”).  Pursuant to the Sale Agreement, BRB agreed to pay us $300,000, with $200,000 payable on the closing date of the transaction (July 15, 2015), and $100,000 payable in 24 equal monthly installments, provided that if BRB's average sales do not meet a minimum of $50,000 per month during each of the first six months following the closing, the aggregate amount of $100,000 in payments due is reduced by $5,000 for each month such $50,000 monthly minimum is not met.  Additionally, we agreed to continue to pay the salary of one of our employees acquired in our original acquisition of the Black Rock Beverage division in August 2013 and to continue to cover the rent, for five months, on a warehouse located on Lipan St. in Denver, Colorado, and BRB agreed to assume certain of our capital and vehicle leases.  We also agreed to a six month freeze on increasing any cost of goods purchased by BRB for products sold through the Black Rock Beverage operations.  The Sale Agreement contains standard and customary indemnification and confidentiality covenants and representations of the Company.

Item 3.02 Unregistered Sales of Equity Securities.

As described below under Item 5.02, which disclosures are incorporated by reference in this Item 3.02, on June 30, 2015, our Board of Directors granted stock options to purchase an aggregate of 6 million shares of our common stock (2 million each to each of our executive officers and Chairman), with an exercise price of $0.195 per share.

We believe that the grants described above were exempt from registration pursuant to (a) Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”); and/or (b) Rule 506 of the Securities Act, and the regulations promulgated thereunder.  With respect to the transactions described above, no general solicitation was made either by us or by any person acting on our behalf. The transactions were all privately negotiated, and none involved any kind of public solicitation. No underwriters or agents were involved in the foregoing grants and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. All recipients (a) were “accredited investors;” (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act; and/or (c) were officers and directors of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2015, our Board of Directors approved and adopted the Company’s 2015 Equity Incentive Plan (the “2015 Plan”) and entered into First Amendments to Amended and Restated Employment Agreements with Brent Toevs, the Company’s Chief Executive Officer, and Anh Tran, the Company’s Chief Financial Officer (the “First Amendments”).

The First Amendments, (1) extended the termination date of Mr. Toevs’ and Mr. Tran’s employment agreements (as amended and restated) for another three years, which agreements now expire September 10, 2019; (2) provided that all unvested options to purchase shares of the Company’s common stock granted to Mr. Toevs and Mr. Tran in August 2013 under and pursuant to our 2013 Equity Incentive Plan, which originally had an exercise price of $0.46 per share, would be re-priced to have an exercise price of $0.195 per share, provided no other terms of the options were changed except for the re-pricing of 1,333,334 of the 2 million options previously granted; and (3) provided for the grant to each of Mr. Toevs and Mr. Tran of options to purchase 2 million shares of the Company’s common stock at an exercise price of $0.195 per share, with 666,666 options vesting on June 30, 2016 and 666,667 options vesting on June 30, 2017 and 2018, respectively.

The Board of Directors also re-confirmed the $10,000 per month compensation payable to our Chairman, Rohan Marley, re-priced Mr. Marley’s 1,333,334 unvested stock options granted to Mr. Marley in August 2013, under and pursuant to our 2013 Equity Incentive Plan, to have identical terms as the options held by Mr. Toevs and Mr. Tran which were re-priced in connection with their entries into the First Amendments, as described above, and granted Mr. Marley new stock options to purchase 2 million shares of common stock which have identical terms as the stock options granted to Mr. Toevs and Mr. Tran in connection with their entries into the First Amendments (described above).

2015 Plan

The 2015 Plan is intended to secure for the Company the benefits arising from ownership of the Company’s common stock by the employees, officers, directors and consultants of the Company, all of whom are and will be responsible for the Company’s future growth. The 2015 Plan is designed to help attract and retain for the Company, qualified personnel for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services to the Company and to motivate such individuals through added incentives to further contribute to the success of the Company. The 2015 Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to any limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) restricted stock units; (vi) stock appreciation rights; (vii) performance units and performance shares and stock awards; or (viii) any combination of the foregoing.

The 2015 Plan is administered by the Board of Directors of the Company (the “Board”) and/or any authorized committee of the Board. The Board has the exclusive right to interpret and construe the 2015 Plan, to select the eligible persons who can receive an award, and to act in all matters pertaining to the grant of an award and the determination and interpretation of the provisions of the related award agreement, including, without limitation, the determination of the number of shares subject to stock options and the option period(s) and option price(s) thereof, the number of shares of restricted stock or shares subject to stock awards or performance shares subject to an award, the vesting periods (if any) and the form, terms, conditions and duration of each award, and any amendment thereof consistent with the provisions of the 2015 Plan.

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the maximum aggregate number of shares of common stock which may be issued pursuant to awards under the 2015 Plan is 17,500,000 shares. Such shares of common stock shall be made available from the authorized and unissued shares of the Company.

The Board of Directors, in its sole discretion, shall determine the exercise price of any options granted under the 2015 Plan which exercise price shall be set forth in the agreement evidencing the option, provided however that at no time shall the exercise price be less than $0.001 par value per share of the Company’s common stock. Also, the exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of non-statutory options also may not be less than the fair market value of the common stock on the date of grant. The exercise price of options granted under the 2015 Plan must be paid either in cash at the time the option is exercised or, at the discretion of our Board, (1) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, a promissory note; (2) other shares of common stock of the Company, provided the shares have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option will be exercised; (3) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, in accordance with any broker-assisted cashless exercise procedures approved by the Company and as in effect from time to time; (4) by asking the Company to withhold shares from the total shares to be delivered upon exercise equal to the number of shares having a value equal to the aggregate exercise price of the shares being acquired; (5) any combination of the foregoing methods of payment; or (6) such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws.

Options and other awards granted under the 2015 Plan may be exercisable in cumulative increments, or “vest,” as determined by our Board. Our Board has the power to accelerate the time as of which an option may vest or be exercised. Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by the Board of Directors. In the event a recipient’s employment or service with our Company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to our Company in accordance with such restricted stock agreement.

The expiration date of options and other awards granted under the 2015 Plan will be determined by our Board. The maximum term of options and performance shares under the 2015 Plan is ten years, except that in certain cases the maximum term is five years.

Unless sooner terminated, the 2015 Plan will terminate ten years from the date of its adoption by our Board.

The description of the 2015 Plan above is qualified in all respects by the actual provisions of the 2015 Plan, which is attached to hereto as Exhibit 10.1 and incorporated in this Item 5.02 by reference.

Item 8.01 Other Events.

On June 30, 2015, our Board of Directors re-priced a total of 617,506 unvested stock options originally granted under the 2013 Equity Incentive Plan held by certain of our non-executive employees to have an exercise price of $0.195 per share.

On July 28, 2015, we entered into a Supply and Distribution Agreement with C&V International Co., Ltd. (“C&V”), pursuant to which we agreed to supply C&V coffee and Marley Coffee branded products for distribution by C&V, as our exclusive distributor, in South Korea (a) through the food service, online, grocery retail and convenience business channels; and (b) to Marley Coffee branded Cafes operating in South Korea (which cafes are owned and operated by third parties and with which we have no affiliation, other than in connection with the supply of coffee and Marley Coffee branded products being sold at such cafes).  There are six current Marley Coffee branded cafes open in South Korea, with the goal of expanding that number to thirty within the next three years. C&V was also granted a right of first refusal (subject to certain terms and conditions described in the agreement), for a period of two years from our entry into the agreement (subject to the requirement to negotiate in good faith to extend such right of first refusal period prior to the expiration thereof), to become our exclusive distributor in each country in Asia that we may choose to distribute products to in the future.

The agreement has a term through September 1, 2024, automatically renewable for additional one year terms thereafter on each of the five anniversaries of the end of the initial term, unless either party gives the other at least 90 days’ notice of their intention not to renew.  The agreement may also be terminated by either party upon the breach of any material term of the agreement by the other party, provided the breaching party is given fifteen business days to cure any breach, and such breach is not timely cured.

C&V agreed to pay us certain pre-agreed to prices for the products sold and we agreed to sell such products to C&V at competitive price levels. We are also required to meet certain minimum quantity and quality requirements in connection with the supply of coffee and products under the agreement and C&V is required to purchase all coffee and products from us, subject to certain rights to acquire third party coffee, only to the extent that we fail to meet certain quantity and quality requirements set forth in the agreement and further fail to timely cure such failures.

The agreement contains usual and customary representations, covenants, indemnification rights, limits on liability and confidentiality requirements.

Item 9.01	Financial Statements And Exhibits.

Exhibit No.	Description

10.1*	Jammin Java Corp. 2015 Equity Incentive Plan
10.2*	First Amendment to Amended and Restated Employment Agreement with Brent Toevs (June 30, 2015)
10.3*	First Amendment to Amended and Restated Employment Agreement with Anh Tran (June 30, 2015)
10.4	Form of 2013 Equity Incentive Plan Stock Award Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on August 29, 2014)
10.5*	Form of 2015 Equity Incentive Plan Stock Option Agreement

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jammin Java Corp.

Date: July 31, 2015	By:	/s/ Anh Tran
Anh Tran
President

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Jammin Java Corp. 2015 Equity Incentive Plan
10.2*	First Amendment to Amended and Restated Employment Agreement with Brent Toevs (June 30, 2015)
10.3*	First Amendment to Amended and Restated Employment Agreement with Anh Tran (June 30, 2015)
10.4	Form of 2013 Equity Incentive Plan Stock Option Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on August 29, 2014)
10.5*	Form of 2015 Equity Incentive Plan Stock Option Agreement

*Filed herewith.